UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained or incorporated in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported by GlyEco, Inc., a Nevada corporation (the “Company”), on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 10, 2013, the Company entered into a preliminary agreement with GSS Automotive Recycling, Inc., a Maryland corporation (“GSS Automotive Recycling”), dated July 1, 2013, pursuant to which the Company agreed to purchase from GSS Automotive Recycling its business and all of its assets.

On September 27, 2013, the Company and GlyEco Acquisition Corp. #7, an Arizona corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GSS Automotive Recycling, Joseph Getz, an individual (“Getz”), and John Stein, an individual (“Stein” and collectively with Getz, the “GSS Shareholders”). Pursuant to the Merger Agreement, on September 30, 2013 (the “Effective Time”), GSS Automotive Recycling merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub purchased each issued and outstanding share of GSS Automotive Recycling’s common stock from the GSS Shareholders in exchange for $430,000 in cash and 445,000 shares of restricted common stock, par value $0.0001, of the Company, valued at the current fair market value of $1.00 per share (the “Merger Consideration”).  The Merger Consideration will be paid to the GSS Shareholders in accordance with the terms of the Merger Agreement and will be subject to customary post-closing adjustment based on net working capital.  Of the Merger Consideration, 200,000 shares of common stock will be held in escrow for a 12-month period after the closing to secure the rights of indemnity provided under the terms of the Merger Agreement.

As a result of the Merger, Merger Sub will assume operations of GSS Automotive Recycling’s business located in Landover, Maryland, relating to processing recyclable glycol streams, primarily used antifreeze, and selling glycol as remanufactured product.  Additionally, Merger Sub will acquire all of the assets of GSS Automotive Recycling, consisting of GSS Automotive Recycling’s equipment, tools, machinery, supplies, materials, and other tangible property, inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable, goodwill, and miscellaneous assets.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To the extent required by Item 9.01(a) of Form 8-K, financial statements of GSS Automotive Recycling will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Form 8-K is required to be filed, as permitted under paragraph (a)(4) of Item 9.01 of Form 8-K.

(b) Pro forma financial information.

To the extent required by Item 9.01(b) of Form 8-K, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Form 8-K is required to be filed, as permitted under paragraph (b)(2) and (a)(4) of Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:

2.1*
Agreement and Plan of Merger, dated September 27, 2013, by and among GlyEco, Inc., a Nevada corporation, GlyEco Acquisition Corp. #7, an Arizona corporation and wholly owned subsidiary of GlyEco, Inc., GSS Automotive Recycling, Inc., a Maryland corporation, Joseph Getz, an individual, and John Stein, an individual.

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: October 2, 2013	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)